Exhibit 24.2
Power of Attorney
We, the undersigned directors of XPO Logistics, Inc. (the “Company”), do hereby constitute and appoint Bradley S. Jacobs, John J. Hardig and Gordon E. Devens, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Company’s Registration Statement on Form S-3 (Registration No. 333-193582), including specifically, but without limitation, power and authority to sign for us or any of us in our names in our capacities as directors, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) hereto, and we do hereby ratify and confirm that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

/s/ Gena L. Ashe	July 6, 2016
Name: Gena L. Ashe

/s/ Louis DeJoy	July 6, 2016
Name: Louis DeJoy